SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2006

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12984 (Commission File Number)	75-2520779 (I.R.S. Employer Identification No.)

3811 Turtle Creek Blvd. #1100 Dallas, Texas (Address of principal executive offices)	75219 (Zip Code)

Registrant’s telephone number, including area code:  214-432-2000

Not Applicable
(former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

          Eagle Materials Inc. (“Eagle”) has prepared a presentation (the “Investor Presentation”) that will be made to investors on February 23, 2006 and from time to time thereafter. A copy of the presentation is being furnished with this report as Exhibit 99.1 and is incorporated by reference herein. Pursuant to the rules of the Securities and Exchange Commission, except as expressly provided below in Item 8.01, the information contained in this report (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by Eagle under such Act or the Securities Act of 1933, as amended.

Item 8.01. Other Events.

     Eagle has prepared the Investor Presentation that will be made to investors on February 23, 2006 and from time to time thereafter. The portion of the Investor Presentation contained on page 52 under the heading “Recombination and Stock Split” of Exhibit 99.1 and on page 69 under the heading “Eagle announced that it will combine its two classes of stock” of Exhibit 99.1, as well as the related legend contained in the second paragraph on page 2 of Exhibit 99.1, is filed pursuant to, and incorporated by reference in, this Item 8.01 and shall be deemed filed as soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Investor Presentation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: February 23, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Investor Presentation